Exhibit 3.5

Form 201 Secretary of State P. O. Box 13697 Austin, Texas 78711-3697 FAX: 512/463-5709 Filing Fee: $300 Certificate of Formation For-Profit Corporation Filed in the Office of the Secretary of State of Texas Filing #: 800703062 09/05/2006 Document #: 143168960003 Image Generated Electronically For Web Filing Article 1 – Entity Name and Type The filing entity being formed is a for-profit corporation. The name of the entity is: GGS International Holdings, Inc. The name must contain the word “corporation,” “company,” “incorporated,” “limited,” or an abbreviation of one of these terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended. Article 2 – Registered Agent and Registered Office A. The initial registered agent is an organization (cannot be corporation named above) by the name of: Global Geophysical Services, Inc. OR B. The initial registered agent is an individual resident of the state whose name is set forth below. C. The business address of the registered agent and the registered office address is: Street Address: 3535 Briarpark, Suite 200 Houston, TX 77042 Article 3 – Directors The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are set forth below: Director 1: Richard Degner Address: 3535 Briarpark, Suite 200 Houston, TX 77042 Director 2: Craig Lindberg Address: 3535 Briarpark, Suite 200 Houston, TX 77042 Director 3: Thomas Fleure Address: 3535 Briarpark, Suite 200 Houston, TX 77042 Article 4 – Authorized Shares The total number of shares the corporation is authorized to issue and the par value of each of such shares, or a statement that such shares are without par value, is set forth below. Number of Shares Par Value (must choose and complete either A or B) Class Series 100,000 A. has a par value of $ B. without par value. If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, and the par value (or statement of no par value), of each class. If shares of a class are to be issued in series, you must provide the designation of each series. The preferences, limitations, and relative rights of each class or series must be stated in space provided for supplemental information. Article 5 – Purpose The purpose for which the corporation is organized is for the transaction of any and all lawful business for which corporations may be organized under the Texas Business Organizations Code. Supplemental Provisions / Information [The attached addendum, if any, is incorporated herein by reference.]

Effectiveness of Filing A. This document becomes effective when the document is filed by the secretary of state. OR B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is: Organizer The name and address of the organizer is set forth below. Craig Murrin 3535 Briarpark, Suite 200, Houston, TX 77042 Execution The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. /CRAIG MURRIN/ Signature of organizer FILING OFFICE COPY

Form 401 Secretary of State P. O. Box 13697 Austin, Texas 78711-3697 FAX: 512/463-5709 Filing Fee: $300 Statement of Change of Registered Office/Agent Filed in the Office of the Secretary of State of Texas Filing #: 800703062 06/23/2009 Document #: 263283060007 Image Generated Electronically For Web Filing Entity Information The name of the entity is: GGS International Holdings, Inc. The file number issued to the entity by the secretary of state is: 800703062 The registered agent and registered office of the entity as currently shown on the records of the secretary of state are: Global Geophysical Services, Inc. 3535 Briarpark, Suite 200, Houston, TX, USA 77042 Change to Registered Agent/Registered Office The following changes are made to the registered agent and/or office information of the named entity: Registered Agent Change A. The new registered agent is an organization (cannot be entity named above) by the name of: CT Corporation System OR B. The new registered agent is an individual resident of the state whose name is: Registered Office Change C. The business address of the registered agent and the registered office address is changed to: 350 North St. Paul St., Dallas, TX, USA 75201 The street address of the registered office as stated in this instrument is the same as the registered agent’s business address. State of Approval The change specified in this statement has been authorized by the entity in the manner required by the BOC or in the manner required by the law governing the filing entity, as applicable Effectiveness of Filing A. This document becomes effective when the document is filed by the secretary of state. B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is: Execution The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. Date: June 23, 2009 Alvin Thomas, Sr. VP Signature and title of authorized person(s) (see instructions) FILING OFFICE COPY